                                                                    EXHIBIT 10.1
                                                                    ------------

  Confidential Materials omitted and filed separately with the Securities and
               Exchange Commission. Asterisks denote omissions.

                              ALLIANCE AGREEMENT
                              ------------------

     This Alliance Agreement (the "Agreement") is entered into as of January 8, 1999 (the "Effective Date"), by and between Microsoft Corporation, a Washington corporation, located at One Microsoft Way, Redmond, Washington 98052 ("Microsoft") and Banyan Systems Incorporated, a Massachusetts corporation ("Banyan"), located at 120 Flanders Road, Westboro, Massachusetts 01581 (individually, a "Party," and collectively, the "Parties").

                                    RECITALS

     WHEREAS, Banyan desires to develop and promote Microsoft Enterprise Solutions Platform-based Enterprise Services targeting the following specific market opportunities: Network/Directory Services WAN Internetworking; Internet/Intranet Infrastructure and Applications; Banyan VINES/StreetTalk to NT Server Integration and Migration; Integrated Messaging Infrastructure; Banyan BeyondMail to Exchange Integration and Migration; and

     WHEREAS, Microsoft desires to establish a relationship with a global services and technology company to provide Clients in the Enterprise Market with Microsoft Enterprise Solutions Platform-based Enterprise Services targeting the following specific market opportunities: Network/Directory Services WAN Internetworking; Internet/Intranet Infrastructure and Applications; Banyan VINES/StreetTalk to NT Server Integration and Migration; Integrated Messaging Infrastructure; Banyan BeyondMail to Exchange Integration and Migration; and

     WHEREAS, In furtherance of their relationship, Microsoft will provide funds to Banyan for joint marketing, certification and training of Banyan's consulting personnel in Microsoft technology and other purposes, and Banyan will undertake certain obligations and to make royalty payments to Microsoft, in each case, on the terms and subject to the conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises as stated herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

                                   AGREEMENTS

1.   DEFINITIONS  In addition to those terms defined in the other sections of
     -----------
     this Agreement, capitalized terms shall have the following meanings:

     1.1 "BANYAN BEYONDMAIL TO MICROSOFT EXCHANGE INTEGRATION AND MIGRATION MARKET" is defined as the business opportunity that is represented by providing interoperability and migration tools and Enterprise Services to Clients in the Banyan installed base that currently use Banyan's BeyondMail and Intelligent Messaging client and server products. This customer group forms a market that, in aggregate, is potentially interested in both improving the level of interoperability between Banyan products and Microsoft Outlook and the combination of Windows NT Server (and, as available, Windows 2000 Server) and Exchange server, as well as moving users to the Microsoft Outlook/Exchange platform.

     1.2 "Banyan's Customer Solution Center(s)" is defined as the collection of physical locations that Banyan designates to present and demonstrate Microsoft technologies and interoperability and migration capabilities to Clients.

     1.3 "Banyan Microsoft Practice" is defined as the part of Banyan's professional and support services organizations that provide Microsoft Enterprise Solutions Platform-centric Enterprise Services to Clients. The Banyan Microsoft Practice will be staffed by consulting and management personnel in the field as well as staff at the corporate headquarters who are focused on the design, deployment, and management of Microsoft products at Client sites.

     1.4 "Banyan Microsoft Practice Revenue" is defined as the total of all Enterprise Services revenues generated by Microsoft funded Banyan MCSE and MCSD certified consultants in the Go-to-Market Focus Areas recorded by Banyan during each Royalty Period. It is an auditable figure included as part of Banyan's standard reporting and is computed in accordance with generally accepted accounting principles consistently applied.

     1.5 "BANYAN SERVICES REVENUE" is defined as Banyan services revenues that are earned as a result of the billable activity of employees of the Banyan professional services business and that are broadly supported by the joint development and marketing activities of the Banyan and Microsoft alliance.

     1.6 "BANYAN VINES/STREETTALK TO MICROSOFT NT SERVER INTEGRATION AND MIGRATION MARKET" is defined as the business opportunity that is represented by providing interoperability and migration tools and Enterprise Services to Clients in the Banyan installed base that currently use Banyan's VINES and StreetTalk for Windows NT client, server, and management products. This customer group forms a market that, in aggregate, is interested in both improving the level of interoperability between Banyan's VINES and StreetTalk for Windows NT networking operating system platform and Microsoft Windows NT Server (and, as available Windows 2000 Server), as well as moving users to the Microsoft Windows NT Server (and, as available, Windows 2000 Server).

     1.7 "BANYAN WEB SITE" is defined as the world wide web site currently located at http://www.banyan.com and any successor site that is
                     ---------------------
          Banyan's primary corporate site.

     1.8 "CLIENTS" is defined as existing and prospective customers of Banyan and/or Microsoft.

     1.9 "ENTERPRISE CLASS" is defined as attributes heretofore associated with mainframe, business critical computing, including scalability, availability, system and network management, security, very large database support, transaction processing support, interoperability, and 7 x 24 support services.

     1.10 "ENTERPRISE MARKET" is defined to include organizations with greater than 1,000 personal computers ("PCs").

     1.11 "ENTERPRISE SERVICES" is defined as business process redesign, IT strategy consulting, analysis, architecture/design, planning, development, infrastructure installation, solutions deployment, systems integration, operation, support, training and lifecycle management services.

     1.12 "GO-TO-MARKET FOCUS AREAS" is defined as Network/Directory Services WAN Internetworking Market; Internet/Intranet Infrastructure and Applications Market; Banyan Vines/StreetTalk to NT Server Integration and Migration Market; Integrated Messaging Infrastructure Market; Banyan BeyondMail to Exchange Integration and Migration Market.

     1.13 "INTEGRATED MESSAGING INFRASTRUCTURE MARKET" is defined as the subset of the information technology product and services market for electronic mail, fax, voice mail, groupware, and other communication infrastructure and applications.

     1.14 "INTERNET/INTRANET INFRASTRUCTURE AND APPLICATIONS MARKET" is defined as the subset of the information technology product and services market for Web (Internet, Intranet and Extranet) infrastructure as well as n-tier Web applications using server, browser, and various middleware technologies that support highly scalable, data-driven Web sites.

     1.15 "JOINT BOARD" is defined as the group of an equal number of designated Banyan executives and Microsoft executives and other appropriate personnel responsible for the strategic direction of the Relationship, evaluation of mutually agreed metrics and escalation of issues and opportunities.

  Confidential Materials omitted and filed separately with the Securities and
               Exchange Commission. Asterisks denote omissions.

     1.16 "MCSD" is defined as a Microsoft Certified Solution Developer.

     1.17 "MCSE" is defined as a Microsoft Certified Systems Engineer.

     1.18 "MICROSOFT ENTERPRISE SOLUTIONS PLATFORM" is defined as Microsoft NT Server, Exchange Server, SQL Server, SMS Server and Internet Information Server (as separate products and collectively as Microsoft BackOffice); complementary BackOffice products; Microsoft SNA Server and Microsoft Proxy Server; Microsoft Site Server, Microsoft Commercial Internet Services (MCIS); 32-bit Windows and Microsoft Office; Windows CE; Internet Explorer; Microsoft Transaction Server; Microsoft Message Queue Server; Microsoft Wolfpack clustering technology; Microsoft's visual development tools Visual Basic, Visual C++, Visual J++ and Visual Interdev (as separate products and collectively as Microsoft Visual Studio); Windows Distributed interNet Applications (DNA) and Component Object Model (COM, DCOM and COM+) architectures; and, as mutually agreed, successor products and technology focused on the development, deployment and management of business solutions in the Enterprise Market.

     1.19 "MICROSOFT WEB SITE" means the world wide web site currently located at http://www.microsoft.com and any successor site that is Microsoft's
             ------------------------
          primary corporate site.

     1.20 "NETWORK/DIRECTORY SERVICES WAN INTERNETWORKING MARKET" is defined as the subset of the information technology product and services market for LAN, WAN, internetworking, routing, directory, remote access, virtual private network (VPN), communications, network management and network security infrastructure.

     1.21 "NORMAL BUSINESS HOURS" is defined as 8 a.m. to 5 p.m. local time, Monday through Friday, excepting national holidays.

     1.22 "RELATIONSHIP" means the arrangement between Banyan and Microsoft contemplated by this Agreement.

     1.23 "ROYALTY PERIODS" are defined as successive periods [**], the first of which commences on [**].

     1.24 "Royalty Rate" is defined as [**] percent. The Royalty Rate will be applied to the Banyan Microsoft Practice Revenue (the "Projected Revenue Base", as set forth in Exhibit A) during each Royalty Period. However, if the cumulative realized Revenue Base is less than [**] of the cumulative projected Revenue Base for the Royalty Period ending [**] in Exhibit A (collectively, the "Measurement Threshold"), the Royalty Rate thereafter will be applied to Banyan's Services Revenues (which includes the Banyan Microsoft Practice Revenue). The Measurement Threshold shall be subject to the following adjustments:

          (a) If Banyan utilizes greater than [**] of the maximum Royalty Reduction as defined in Section 7.3(b) by [**], the Measurement Threshold will increase to [**];

          (b) If Banyan utilizes greater than [**] of the maximum Royalty Reduction as defined in Section 7.3(b) by [**], the Measurement Threshold will increase to [**];

          (c) The Measurement Threshold will be evaluated semi-annually for all Royalty Periods subsequent to [**].

     1.25 "ROYALTY REDUCTION" is defined in Section 7.3.

     1.26 "ROYALTY TERM" is defined as the period of time commencing on [**] and ending on the date on which Banyan has paid Microsoft aggregate royalties equal to the Total Royalty Payment.

  Confidential Materials omitted and filed separately with the Securities and
               Exchange Commission. Asterisks denote omissions.

     1.27 "Target Clients" is defined as the mutually agreed list of 50 to 100 clients that have a minimum of 1,000 Banyan VINES/StreetTalk and/or BeyondMail seats, and be managed by both the Banyan sales force and the Microsoft Enterprise Customer Unit team. The list will be reviewed semi-annually and can be updated on as as-needed basis, and will include (a) Headquarter location, (b) the number of Banyan VINES/StreetTalk and/or BeyondMail seats installed.

     1.28 "TERM" means the three-year period of time commencing on the Effective Date and ending three years thereafter.

     1.29 "TOTAL ROYALTY PAYMENT" is defined as the sum of [**], subject to the Royalty Reduction pursuant to Section 7.3.

2.   Joint Banyan and Microsoft Obligations
     --------------------------------------


     2.1 GO-TO-MARKET COOPERATION. Microsoft and Banyan will cooperate in collective activities in connection with marketing, public relations, sales/services engagement and client engagement ("Go to Market") in the delivery of Microsoft Enterprise Solution Platform products and related Enterprise Services offerings to the Enterprise Market in the Go-to-Market Focus Areas.

     2.2 ALLIANCE PLAN. Within the ninety (90) day period immediately following the Effective Date, the Parties will mutually develop and document an alliance plan detailing the Target Clients and specific initiatives supporting each of the Go-to-Market Focus Areas, including a spending plan for the Marketing Fund and any additional funds (the "Alliance Plan"). The Alliance Plan will also include, without limitation, geographic priorities, objectives, metrics, roles/responsibilities, resource and infrastructure requirements, critical success factors and risks. All marketing expenditures shall be made substantially in accordance with the Alliance Plan. Banyan and Microsoft will each identify and assign at least one individual responsible for leading the development of the Alliance Plan. Such individuals shall also be responsible for implementation of the Alliance Plan throughout the Term. No later than the twelfth month of each of year one and year two of the Term, the Joint Board will engage in a formal evaluation of the Go-to-Market Focus Areas, the Marketing Fund and the Alliance Plan. Following this annual evaluation, and upon mutual agreement of the Parties, funding may be increased beyond the minimum allocation identified above.

     2.3 MARKETING. Banyan and Microsoft will work together in external marketing efforts that may include, but not necessarily be limited to, press releases, advertising, use of logos, white papers, customer references, case studies, demand generation seminars, industry conferences and thought leadership initiatives.

     2.4 MARKETING FUND. Banyan will establish a marketing fund to support alliance objectives including both marketing and Client-oriented sales engagement initiatives (the "Marketing Fund"). The Parties agree that a minimum of [**] will be allocated and spent by Banyan during the Term.

     2.5 MARKETING PLAN. Within the ninety (90) day period immediately following the Effective Date, the Parties will mutually develop and document a joint marketing plan, including how the Marketing Fund and any additional funds will be spent (the "Marketing Plan"). All such expenditures shall be made substantially in accordance with the Marketing Plan. Banyan and Microsoft will each identify and assign at least one individual responsible for leading the development of the Marketing Plan. Such individuals shall also be responsible for implementation of the Marketing Plan throughout the Term. No later than the twelfth month of each of year one and year two of the Term, the Parties will engage in a formal evaluation of the Go-to-Market Focus Areas, the Marketing Fund and the Marketing Plan. Following this annual evaluation, and upon mutual agreement of the Parties, funding may be increased beyond the minimum allocation identified above.

     2.6 Press Releases. Banyan and Microsoft will publicize the Relationship throughout the Term. The Parties shall prepare press releases and other public announcements, which identify specific Enterprise Services, Go to Market cooperation and include reciprocal endorsement. Neither Party will make or release the initial and subsequent press releases or any other public announcement without the prior written approval of the other Party as to the content, form and timing of such press release or announcements, which approval shall not be unreasonably withheld. The Parties shall develop a description of the Relationship that may be used without further approval of the other in any press release of either Party that references the Relationship and the Go-To-Market Focus Areas.

     2.7 SENIOR MANAGEMENT PARTICIPATION. A senior management executive from each of the Parties will participate in and endorse the joint announcement of the Relationship by issuing a statement within 30 days immediately following the Effective Date, as well as in other selected and mutually agreed events from time to time.

     2.8 PUBLIC RELATIONS OPPORTUNITIES. The Parties will exercise commercially reasonable efforts to take advantage of public relations opportunities that are expected to occur throughout the Term that increase the likelihood of Banyan services and Microsoft products being purchased by Clients in the Enterprise Market. Examples of these types of opportunities include, without limitation, those that
          (a) confirm the quality of Banyan Enterprise Services focused on the Microsoft Enterprise Solutions Platform, (b) endorse the momentum behind the Microsoft Enterprise Solutions Platform, (c) support the implementation of line-of-business solutions on the Microsoft Enterprise Solutions Platform, (d) accompany the release of Microsoft product updates including Windows 2000 Server, Microsoft Exchange and Microsoft Site Server and (e) accompany the release of new Banyan Enterprise Services offerings. On mutual written agreement, the Parties will participate together in industry events relevant to the Relationship.

     2.9 WEBSITE CONTENT. During the Term, the Parties agree to publish marketing content, as each Party deems appropriate, regarding the Relationship on each Party's external (Internet) and internal (Intranet) web sites, subject to the approval process set forth in
          Section 2.6.

     2.10 MICROSOFT AND BANYAN LINK LOGOS. Banyan shall have the right to use the Microsoft link logo found at http://www.microsoft.com/misc/mslogo or any successor thereof, on the Banyan Web Site, subject to the Microsoft guidelines for use of such logo ("Microsoft Logo Guidelines") as may be promulgated by Microsoft from time to time, the current version of which is attached hereto as Exhibit B and incorporated herein by this reference. Microsoft shall have the right to use the Banyan link logo found at http://www.banyan.com or any successor thereof on the Microsoft Web Site subject to any applicable Banyan guidelines for use of such logo ("Banyan Logo Guidelines") provided by Banyan from time to time.

     2.11 LINK TO WEB SITES. Microsoft agrees to provide a link from the Microsoft Web Site to the Banyan Web Site using the Banyan logo subject to the terms of the Banyan Logo Guidelines. Banyan agrees to provide a link from the Banyan Web Site to the Microsoft Web Site using the Microsoft logo subject to the terms of the Microsoft Logo Guidelines.

     2.12 SALES ENGAGEMENT. During the Term, the Parties will cooperatively engage each other's consulting/field sales organizations in an effort to educate sales, consulting and marketing management in support of the Relationship. Activities will include, without limitation, creating virtual sales and services teams to pursue specific Client opportunities, exchanging organizational charts and key contact lists, sponsoring joint seminars and briefings, proactively managing a cooperative sales funnel of high priority product and services opportunities, and development of field engagement recommendations and processes.

     2.13 ESCALATION PROCESS. Within the ninety (90) day period immediately following the Effective Date, the parties will establish an escalation process to facilitate resolution of critical Client situations in a timely manner.

     2.14 Banyan Consultation Process. Within the ninety (90) day period immediately following the Effective Date, the Parties will have documented an agreed consultation process that will afford Microsoft a comprehensive, early opportunity to provide input to Banyan personnel on the benefits of the Microsoft Enterprise Solutions Platform.

     2.15 MICROSOFT CONSULTATION PROCESS. Within the ninety (90) day period immediately following the Effective Date, the Parties will have documented an agreed consultation process that will afford Banyan a comprehensive, early opportunity to provide input to Microsoft personnel on the benefits of Banyan's product and Enterprise Services offerings.

     2.16 PARTICIPATION IN INTERNALLY SPONSORED EVENTS. The Parties will participate in each other's internally sponsored global and industry-specific events relevant to the Relationship, subject to terms and conditions mutually agreed upon in writing. Microsoft will make opportunities available to Banyan at Microsoft's annual Global Sales Summit ("MGS") and other appropriate Microsoft events to participate, sponsor, and present Banyan's services and solutions as they relate to the Relationship. Banyan will make opportunities available to Microsoft at Banyan's annual sales meeting and other appropriate Banyan events to participate, sponsor, and present Microsoft's products and solution initiatives as they relate to the Relationship.

     2.17 SERVICE GUIDES. As appropriate and on mutually agreed terms, Banyan and Microsoft will work cooperatively to develop Microsoft service guides and technology consulting blueprints.

     2.18 POSITIONING. The Parties will agree upon positioning regarding the suitability of the Microsoft Enterprise Solutions Platform (collectively or as separate products) to address the requirements of the Enterprise Class environment. Suitability considerations may include, but are not limited to, throughput, availability, scalability, interoperability, reliability and manageability. The initial positioning will be developed within the ninety (90) day period immediately following the Effective Date and will be revised as appropriate every six months throughout the Term. Participants in such development efforts will include Microsoft product group and Microsoft Consulting Services ("MCS") personnel along with representatives from Banyan. The positioning will be documented in a manner suitable for presentation and distribution to the Parties' product groups, sales and consulting personnel, clients, and, as appropriate, press and analysts.

     2.19 OTHER INITIATIVES. The Parties will develop and implement integrated solution initiatives relevant to the Go-to-Market Focus Areas. Specifically, the Parties are expected to collaborate on Microsoft's Windows Distributed interNetwork Architecture ("DNA"), Microsoft's Digital Nervous System initiatives, messaging interoperability/migration, enterprise network and directory services interoperability/migration, and the use of DNA products and technologies to design and build dynamic, scalable, data-driven Web applications.

     2.20 CENTER VISITATION. The Parties shall encourage any Client that is visiting either Banyan's Customer Solution Center(s) or Microsoft's Executive Briefing Center to visit both centers, subject to execution of appropriate non-disclosure agreements and mutual agreement by the Parties.

     2.21 COOPERATIVE USE OF FACILITIES. Each Party shall make its facilities (Microsoft's Executive Briefing Center and Banyan's Customer Solution Center(s)) available to the other Party's personnel according to an agreed upon predetermined process, to use for, among other purposes, mock-ups, staging, prototyping, demonstrations and related activities. Access to such personnel shall be allowed during Normal Business Hours. Either Party's personnel's use of such facilities shall be subject to availability and prior written notice by the requesting Party and approval by the other Party. Each Party shall make all mutually agreed-upon equipment and utilities available to the other Party's personnel, so long as such use does not conflict with ongoing projects.

  Confidential Materials omitted and filed separately with the Securities and
               Exchange Commission. Asterisks denote omissions.

     2.22 Metrics. The Parties have developed and documented a set of mutually defined objectives and metrics to be used to evaluate the success of the Relationship ("Metrics"). Metrics include, but are not limited to, the number of Banyan MCSE and MCSD certified consultants, Banyan Microsoft Practice Revenue, the number of Microsoft Windows NT Server (and, as available, Windows 2000 Server) and Microsoft Exchange Seats migrated in Target Clients, the number and results of Client-focused demand generation events, the number and market acceptance of Banyan's packaged or replicable Enterprise Services offerings focused on the Microsoft Enterprise Solutions Platform and, as an acknowledged priority for Parties, the number of Client references and case studies.

     2.23 JOINT BOARD. The Joint Board will meet at least once per year during the Term to evaluate the implementation of the Alliance Plan and discuss appropriate methods to increase the overall value and performance of the Relationship, [**] the Go-to-Market Focus Areas.

     2.24 PROCESS TO REVIEW POTENTIAL BARRIERS. In the event that Banyan personnel providing Enterprise Services in connection with the Go-to-Market Focus Areas determine that commercial or technical issues would appear to prevent a solution development or deployment on the Microsoft Enterprise Solutions Platform, Banyan will provide Microsoft with an opportunity to involve, as appropriate, its MCS personnel and relevant Microsoft product groups for consultation with Banyan personnel to evaluate the potential barriers and how they may be resolved. Banyan will exercise commercially reasonable efforts to consider and implement Microsoft's written response. Microsoft agrees to coordinate its consultation process with Banyan personnel so as not to interfere with or delay the Customer's project schedules. Banyan shall maintain the single point of contact with the Customer and shall have sole and final responsibility for determining and advising the Customer on the appropriateness of the Microsoft Enterprise Solutions Platform in conjunction with an Enterprise Services engagement.

     2.25 REFERENCES. Within the ninety (90) day period immediately following the Effective Date, the Parties will define a process of collaborative work on securing external and internal Client references to promote joint solutions wins in the Go-to-Market Focus Areas. The Parties will agree upon goals for the number and timeframes of references for each Go-to-Market Focus Area. Banyan shall exercise commercially reasonable efforts to complete the reference identification process for each Target Client to ensure that a maximum number of references are secured.

3.   MICROSOFT OBLIGATIONS
     ---------------------

     3.1 ENDORSEMENT. Microsoft agrees to publicly and internally endorse Banyan as a Microsoft alliance partner with a cooperative and worldwide focus on the Go-to-Market Focus Areas.

     3.2 TRAINING AND CERTIFICATION FUNDING. Microsoft will provide funding to Banyan to partially offset the costs associated with training, certification and the development of competency with respect to the Microsoft Enterprise Solutions Platform among Banyan's consulting personnel as set forth in Section 6.1.


     3.3 TRAINING SUPPORT. Microsoft will exercise commercially reasonable efforts to notify Banyan personnel of key Microsoft-sponsored technical training events such as TechEd, Fusion, Microsoft Technical Briefings, and the Professional Developer's Conference and other Microsoft sponsored technical training events. In addition, Microsoft will exercise commercially reasonable efforts to make a reasonable number of spaces available to Banyan personnel at such training events. Banyan's access to such training events shall be upon substantially the same terms and conditions as they are made available to other participants, unless otherwise agreed to by the Parties in writing. In addition, Microsoft will exercise commercially reasonable efforts to identify specialized training opportunities made available by individual products groups within Microsoft to which other network integrators and alliance partners are invited, for the purpose of previewing and providing feedback on upgraded Microsoft products, services or technology strategies.

  Confidential Materials omitted and filed separately with the Securities and
               Exchange Commission. Asterisks denote omissions.

          Microsoft will work with the appropriate personnel within Microsoft to try to make such product-group events available to Banyan personnel.

     3.4  CONSULTING SERVICES.

          (A) MCS PARTNER PROGRAM MANAGER(S). During the Term, Microsoft will make available to Banyan on a for-fee basis, one full-time equivalent MCS Partner Program Manager ("PPM") to assist in activities contemplated by this Agreement, pursuant to the terms and conditions of the Microsoft Master Services Agreement to be entered into in accordance with Section 4.8. The current price for a full-time MCS PPM is approximately [**] per year. Banyan may, at its sole discretion, elect to engage the services of one PPM on a full-time basis, or to engage an equivalent level of services of MCS consulting resources on an appropriate basis to fulfill specific work orders entered into by Banyan under the Master Services Agreement.

               MCS PPMs perform the following types of services: (i) partner and customer liaison and advocate; (ii) enterprise planning;
               (iii) enterprise assessments; (iv) solution architectures and design; (v) pilot systems; (vi) migration planning; (vi) legacy application disposition planning; (vii) disaster recovery planning; (viii) training programs and related knowledge transfer activities; (ix) planning and developing support process and infrastructure; (x) network-planning and design; (xi) project management/quality assurance; (xii) organizational development;
               (xiii) knowledge transfer; (xiv) service readiness; and (xv) facilitate communication with Microsoft product groups, Premier support organization and field sales/consulting personnel.

          (B) DISCOUNT FOR ADDITIONAL SERVICES. Microsoft will provide Banyan with a minimum [**] discount off of standard (non Partner) MCS consulting service rates for any additional MCS resources that Banyan may purchase pursuant to this Agreement.

     3.5 DEMONSTRATION SOFTWARE. Microsoft hereby grants Banyan a non-exclusive, royalty-free, non-assignable, non-transferable license to reproduce for internal use only at the Banyan Customer Solution Center(s) up to the number of copies of each Software Product listed in Exhibit C, together with a non-exclusive, royalty-free, non-assignable, non-transferable license to reproduce up to the number of Upgrades and Successor Products corresponding to the number of copies of original version of each Software Product identified in Exhibit C, on the following terms and conditions:
                                               -

          (A) UPGRADES/SUCCESSOR PRODUCTS. Original copies of the Software Products must be removed from computers on which the Upgrades and Successor Products are installed.


          (B) LICENSE RESTRICTIONS. Banyan's use of the Software Products, Upgrades and Successor Products is subject to the following restrictions: (a) they shall be used exclusively for internal use at the Banyan Customer Solution Center(s); (b) each product is provided for use pursuant to the standard terms of the end user license agreement ""("EULA") enclosed with the particular product (except that such licenses may not be transferred or assigned despite any EULA provisions to the contrary) the terms and conditions of which are incorporated herein by this reference; and (c) all license rights granted under this Section
               3.6 shall terminate immediately upon the earlier of expiration or termination of this Agreement; provided, however, that Banyan shall have the right to continue to use such licenses after expiration or termination of this Agreement for so long as Banyan purchases Upgrade Advantage for such licenses at the end of the Term for a minimum period of two years.

          (c) AUDIT RIGHTS. Microsoft shall have the right to review and audit once each year the use by the Banyan sites of such Software Products, Upgrades and Successor Products upon reasonable notice. Microsoft agrees to conduct the review in a manner so as not to unreasonably interfere with Banyan's normal business operations.

     3.6 TECHNOLOGY DISCLOSURE. Microsoft shall, as appropriate and for products included within the Microsoft Enterprise Solutions Platform and for other products Microsoft and Banyan mutually agree are important to the Parties' implementation of this Agreement, on a semi-annual basis disclose to Banyan future product and technology directions. As available, Microsoft will provide to Banyan beta releases for products included within the Microsoft Enterprise Solutions Platform and for other products Microsoft and Banyan mutually agree are important to the Parties' implementation of this Agreement. Banyan acknowledges and agrees that Microsoft's obligations under this Section 3.6 are subject to Microsoft's sole determination that disclosure of such information and/or providing such beta releases is appropriate.

     3.7 BUSINESS DEVELOPMENT EXECUTIVE. Microsoft will provide, at no charge to Banyan, a designated Business Development Executive whose purpose will be (a) to serve on the Joint Board, (b) to act as a contact and liaison between the Parties in supporting the Relationship, and (c) to facilitate joint sales activities and provide assistance on worldwide marketing initiatives.

     3.8 PARTICIPATION IN EAP AND RDP. Microsoft agrees to include Banyan in appropriate Early Adopter Programs, Rapid Deployment Programs and similar or successor programs aimed at mapping alliance partners to Microsoft Client opportunity, ensuring comprehensive and early knowledge transfer and to accelerate the momentum of new product and services offerings.

     3.9 MICROSOFT FACILITIES ACCESS. As appropriate and subject to Microsoft terms and conditions for such access, Microsoft will grant a limited number of Banyan personnel access to the relevant facilities at Microsoft's Redmond campus. Such Banyan personnel will be housed at a Banyan facility, and not at Microsoft's facilities.

     3.10 CONSULTING SUBCONTRACTING. Microsoft will make commercially reasonable efforts to work with Banyan to develop and promote a program to engage, either through leads or MCS sub-contract, Banyan MCSE/MCSD certified consultants at Microsoft consulting customers. Such sub-contract engagements, if any, shall be undertaken pursuant to the standard MCS subcontract terms and conditions in accordance with statements of work and pricing to be mutually agreed between the parties.

     3.11 BOOTCAMP PARTICIPATION. Microsoft will make commercially reasonable efforts to include Banyan in appropriate future program offerings specific to MCS Technology Bootcamps and Internships.

     3.12 PRODUCT GROUP RELATIONSHIPS. As appropriate, Microsoft agrees to facilitate relationships, communication and direct knowledge transfer between Microsoft product groups and Banyan personnel.

     3.13 INTERNAL USE. In order to support Banyan's adoption of the Microsoft Enterprise Solutions Platform for internal use, Microsoft will grant Banyan certain Microsoft software licenses as set forth in Exhibit D, subject to the execution of and under the terms set forth in the Microsoft Select 4.0 Master Agreement, the Amendment No. 1 to Microsoft Select 4.0 Master Agreement, and the purchase of upgrade/maintenance rights in the Microsoft Select 4.0 Enterprise Enrollment Agreement, to be executed by Banyan pursuant to Section
          4.10 (collectively, the "Enterprise License Agreement").

  Confidential Materials omitted and filed separately with the Securities and
               Exchange Commission. Asterisks denote omissions.

4.  BANYAN OBLIGATIONS
    ------------------

     4.1 PUBLIC ENDORSEMENT. Banyan will publicly and internally endorse the Microsoft Enterprise Solutions Platform as the preferred Platform for delivery of Enterprise Services in the Go-to-Market Focus Areas. Additionally, Banyan will publicly and internally endorse the Microsoft Enterprise Solutions Platform (with explicit reference to Microsoft Windows NT Server, Microsoft Internet Information Server, Microsoft Windows 2000 Server, Microsoft Active Directory, Microsoft Exchange Server, Microsoft Outlook and Microsoft Site Server) as the recommended Platform for transition from Banyan's VINES and StreetTalk for Windows NT network operating system platform and Banyan's BeyondMail and Intelligent Messaging client and server products.

     4.2 MCSES & MCSDS. Banyan will cause a minimum of 500 employees to be certified as MCSEs or MCSDs during the Term. This level will be aggressively pursued with a commitment to achieve an incremental minimum of [**] MCSEs and MCSDs by [**], an incremental minimum of [**] additional MCSEs and MCSDs in [**] (for a cumulative total of [**] MCSEs and MCSDs), and an incremental minimum of [**] additional MCSEs and MCSDs in [**] (for a cumulative total of 500 MCSEs and MCSDs) of the Term. Banyan employees certified as MCSEs or MCSDs as of the Effective Date and new employees hired after the Effective Date with previously earned MCSE or MCSE certification shall not count toward fulfillment of these minimums. Should a Banyan employee whose certification has been previously counted according to the requirements of this Section no longer remain employed by Banyan, such event shall not reduce the calculation of the number of certifications Banyan's employees have achieved toward fulfillment of these requirements. Banyan shall report its achievements on MCSE/MCSD certifications, including specific tests passed and the location of MCSE/MCSD certified consultants by state and country twice per calendar year during the Term, no later than each June 30 and December 31.

     4.3 CUSTOMER SOLUTION CENTER(S). Throughout the Term, and where applicable to meet Banyan's business needs, Banyan will staff, equip and operate one or more Banyan Customer Solution Center(s). Initial locations may include but not limited to a location in Westboro, Massachusetts. Banyan shall be responsible for staffing and all other day-to-day aspects, costs and effects of the Customer Solution Center(s). At each such location, an appropriate set of hardware, software, and marketing materials shall be available to demonstrate the Banyan product and Enterprise Services capabilities that support Banyan's alliance with Microsoft. The centers will include, without limitation, facilities to:

          (a) Develop, deliver and support solutions based on the Microsoft Enterprise Solutions Platform for the Go-to-Market Focus Areas.

          (b) Demonstrate the Enterprise Class attributes and business value of the Microsoft Enterprise Solutions Platform as a basis for the Go-to-Market Focus Area solutions.

          (c) Provide an environment for formal training of both Banyan and Client personnel as well as less formal knowledge transfer.

          (d) Promote interoperability and migration between Microsoft Windows NT Server and Banyan VINES/StreetTalk, Novell Netware, Unix and other networking and directory services environments.
          (e) Promote interoperability and migration between Microsoft Exchange and Banyan BeyondMail, Lotus Notes, Microsoft Mail, Lotus ccMail, Novell Groupwise and other messaging and groupware environments.

          (f)  Perform stress testing, performance evaluation and scalability.

          (g)  Client project developments.

     4.4 JOINT USE OF SOLUTION CENTERS. Given appropriate notice, Banyan will exercise commercially reasonable efforts to make the Customer Solution Center(s) available to Microsoft personnel for the purpose of demonstrating solutions capabilities on the Microsoft Enterprise Solutions Platform.

     4.5 ADOPTION OF MICROSOFT ENTERPRISE SOLUTIONS PLATFORM. Banyan will explicitly and unambiguously lead with the Microsoft Enterprise Solutions Platform in the Go-to-Market Focus Areas. Banyan will develop and deliver to Clients a comprehensive portfolio of Enterprise Services targeting the Go-to-Market Focus Areas. Specific commitments include:


          (a) Banyan will develop and deliver to market packaged and replicable Exchange interoperability and migration services including a specific set of capabilities oriented to Banyan's BeyondMail base.

          (b) Banyan will develop and deliver to market packaged and replicable Windows NT Server and Windows 2000 Server interoperability and migration services including a specific set of capabilities oriented to Banyan VINES networks and StreetTalk directories.

          (c) Banyan will develop and deliver to market packaged and replicable Microsoft Active Directory planning, architecture, design and implementation and application integration services.

          (d) Banyan will develop and deliver to market packaged and replicable Microsoft Enterprise Solutions Platform based network operation services including help desk, network monitoring, troubleshooting and management.

          (e) Banyan will acquire, enhance, or develop Exchange coexistence/migration tools including: Intelligent Messaging mailbox migration tools; StreetTalk to Windows NT SAM/Exchange Directory/Active Directory synchronization tools; Banyan Intelligent Messaging to Exchange mail connector that are built using Exchange tools and wizards; and BeyondMail to Outlook address book migration tools.

          (f) Banyan will acquire, enhance, or develop Active Directory migration tools including: StreetTalk to AD migration wizard, including capability to move file systems and print services along with user, groups, lists and directory attributes; and Active Directory synchronization-StreetTalk synchronization tools that will allow for coexistence during large network migration.

          (g) Banyan will acquire, enhance, or develop additional products that facilitate the interoperability of Banyan and Microsoft products including: StreetTalk for Windows NT LDAP service enhancements to ensure compatibility with Active Directory; and IMS server product updates to ensure compatibility of Outlook 98/2000 through IMAP in order to support network migrations.

     4.6 REPORTING DATA. Banyan will provide Microsoft, on a semi-annual basis, the Target Client Seat Migration Report set forth in Exhibit E. This report will detail Microsoft products sold or influenced as components of Banyan's Microsoft Practice engagements.

     4.7 BUSINESS DEVELOPMENT EXECUTIVE. Banyan will provide, at no charge to Microsoft, a designated Business Development Executive whose purpose will be (a) to serve on the Joint Board, (b) to act as a contact and liaison between the Parties in supporting the Relationship, and (c) to facilitate joint sales activities and provide assistance on worldwide marketing initiatives.

  Confidential Materials omitted and filed separately with the Securities and
               Exchange Commission. Asterisks denote omissions.

     4.8 MASTER SERVICES AGREEMENT. Banyan is executing a Microsoft Master Services Agreement simultaneously with the execution of this Agreement, providing for the purchase the following services:

          (a) Banyan shall purchase Premier Support services to support Banyan's internal use of Microsoft products and to support solutions development and other Client-related activities in the Go-to-Market Focus Areas and other agreed areas; and

          (b) optionally, at Banyan's sole discretion, Banyan may purchase Consulting Services for the PPM services referenced in Section 3.4(c) (or related full-time equivalent services).

     4.9 INTERNAL DEPLOYMENT OF MICROSOFT PRODUCTS. Banyan will publicly announce its intent to use, globally deploy and maintain Microsoft products through the Term. Banyan will globally deploy and maintain Windows NT Server, Microsoft Exchange, Microsoft Site Server, Microsoft Windows 9X and/or Windows NT Workstation, Microsoft Office and Microsoft Internet Explorer as internal standards. Banyan will deploy Windows 9X, Windows 98 or Windows NT Workstation, Office 2000 and a BackOffice client-access-license to [**] of Banyan user PCs within [**] from the Effective Date. Banyan will implement an Exchange Server based messaging and groupware infrastructure deployed to [**] of Banyan users within [**] from the Effective Date. Banyan will implement a Windows 2000 Server based networking, print & file, communications and directory infrastructure deployed to [**] of Banyan users [**] following commercial availability and to [**] of Banyan users [**] following commercial availability. In addition, Banyan agrees to host http://www.banyan.com/ and successor sites on Microsoft
                         ----------------------
          Site Server and any internal sales force automation applications on a Windows NT Server/SQL Server Platform.

     4.10 ENTERPRISE LICENSE AGREEMENT. Within sixty (60) days of the execution of this Agreement, Banyan shall execute the Enterprise License Agreement to provide for the terms, conditions and maintenance for the software licenses provided in Section 3.13 above.

     4.11 NON-EXCLUSIVITY. This Agreement shall not preclude Banyan from offering, promoting and developing other platforms, products and Enterprise Services offerings that compete with any identified Microsoft products where it considers that such other platforms or products better meet the needs of its Clients.

5.   NO TRADEMARK LICENSE.  Nothing in this Agreement or its performance shall
     --------------------
     grant either Party any right, title, interest, or license in or to the other's names, logos, logotypes, trade dress, designs, or other trademarks. Banyan shall only use the Microsoft mark depicted on Exhibit F hereto during the Term of this Agreement according to the terms, conditions and specifications set forth or referenced in Exhibit F.

6.   DISTRIBUTION AND USE OF MICROSOFT FEES
     ---------------------------------------

     6.1 MICROSOFT FEES. Microsoft shall pay the following amounts to provide for joint marketing, intellectual property, services engagement, and training and certification initiatives in an aggregate amount of Ten Million and No/100 Dollars (US$10,000,000.00) in three annual installments as summarized below.

                         PAYMENT DATE                       AMOUNT
               ---------------------------------------------------------------
                         Effective Date                $5,900,000
               ---------------------------------------------------------------
                    December 31, 1999:                 $2,500,000
               ---------------------------------------------------------------
                    December 31, 2000:                 $1,600,000
               ---------------------------------------------------------------

  Confidential Materials omitted and filed separately with the Securities and
               Exchange Commission. Asterisks denote omissions.

          As a condition of Microsoft disbursing these funds on December 31, 1999 and December 31, 2000, Banyan must have demonstrated attainment of its cumulative certification commitments per Section 4.2 above, attainment of [**] of Banyan Microsoft Practice Revenue forecast per Exhibit A and Royalty Payments in accordance with Section 7 below.

          These payments are allocated for the activities set forth in the following table:

                          MICROSOFT PRACTICE SUMMARY
          ------------------------------------------------------------------------------------------------
                                                1999             2000             2001   TOTAL/AVERAGE
          ------------------------------------------------------------------------------------------------
          Training
          ------------------------------------------------------------------------------------------------
          # of MCSE/Ds                           [**]             [**]             [**]               500
          ------------------------------------------------------------------------------------------------

          ------------------------------------------------------------------------------------------------
          Total Training Advance                 [**]             [**]             [**]              [**]
          ------------------------------------------------------------------------------------------------

          ------------------------------------------------------------------------------------------------
          Marketing Programs                     [**]             [**]             [**]              [**]
          ------------------------------------------------------------------------------------------------

          ------------------------------------------------------------------------------------------------
          Intellectual Property -
          Migration Tools, Methods, etc.         [**]             [**]             [**]              [**]
          ------------------------------------------------------------------------------------------------

          ------------------------------------------------------------------------------------------------
          Total MS Advance                 $5,900,000       $2,500,000       $1,600,000       $10,000,000
          ------------------------------------------------------------------------------------------------

     6.2 PAYMENTS. The first payment is due upon execution and each subsequent payment provided for under Section 6.1 shall be made within 30 days after the date on which such payment is due by wire transfer (in accordance with Banyan's written instructions) of immediately available funds to the following account:

          Beneficiary Name:  Banyan Systems Incorporated
          Account Number:    [**]
          Beneficiary Bank:  State Street Bank & Trust, 225 Franklin St, Boston
                             MA  02110
          SWIFT Code:        [**]
          ABA#:              [**]

          or to a different account specified by Banyan's by written notice to Microsoft at least fifteen business days prior to the date such payment is due.

7.   BANYAN ROYALTY PAYMENTS.
     -----------------------

     7.1 ROYALTY PAYMENTS. On or prior to each July 31 and January 31 during the Royalty Term commencing on [**], Banyan shall make a Royalty Payment as described in Section 7.2 to Microsoft with respect to the most recently ended Royalty Period by wire transfer (in accordance with Microsoft's written instructions) of immediately available funds to the following account:

          Beneficiary:  Microsoft Corporation
          Account #:    [**]
          Bank:         NationsBank of Texas, N.A.
                        Dallas, Texas
          ABA:          [**]
          SWIFT:        [**]

          or to a different account specified by Microsoft by written notice to Banyan at least 15 business days prior to the date such payment is due (the "Microsoft Account").

  Confidential Materials omitted and filed separately with the Securities and
               Exchange Commission. Asterisks denote omissions.

     7.2 ROYALTY CALCULATION. During the Royalty Term, Banyan shall pay a royalty (the "Royalty Payment") on the Banyan Microsoft Practice Revenue to Microsoft at the Royalty Rate during each Royalty Period. Banyan shall have no further obligation to make royalty payments once it has made such payments that are equal in the aggregate to the Total Royalty Payment.

     7.3 ROYALTY REDUCTION. The Total Royalty Payment shall be reduced by the sum of [**],[**] and [**] in year 1, year 2 and year 3 respectively, for each Target Clients' VINES/StreetTalk or BeyondMail seat in excess of the cumulative minimums set forth below that is migrated to Microsoft Windows NT Server or Microsoft Exchange (the "Royalty Reduction"), in accordance with the following table and limitations:

                 1999 (YEAR 1)                         2000 (Year 2)         2001 (YEAR 3)
               ---------------------------------------------------------------------------------------------
                 [**] per seat                              [**] per seat            [**] per seat
               ---------------------------------------------------------------------------------------------
                      [**]                        [**]          [**]            [**]         [**]
               ---------------------------------------------------------------------------------------------
               Royalty reduction for seats [**] in               Reduction      Reduction      Reduction
               the first [**] ([**] seats @                      for            for [**]       for [**]
               [**]/seat, [**] seats @ [**]/seat)                [**]seats @    seats @        seats @
                                                                 [**]/seat      [**]/seat      [**]/seat
               ---------------------------------------------------------------------------------------------

          (a) The amount of Royalty Reductions for [**] migrations that are within the limitations set forth above in which initial deployments have been realized by [**] and are completed prior to [**] will be included as part of the aggregate Royalty Reduction;

          (b) The maximum Royalty Reduction shall in no event exceed the sum of [**].

          (c) Qualified seats will be limited to those Target Clients for which Banyan and/or Microsoft have delivered a migration proposal including specific details on Banyan's migration services offerings.

          (d) Qualified seats will be limited to those Target Clients for which Banyan is actually engaged to deliver VINES/StreetTalk to Windows NT Server and/or BeyondMail to Exchange migration services. An engagement may be reported multiple times to account for an increase in the number of Seats associated with the solution.

          (e) Banyan will provide a semi-annual report to Microsoft summarizing incremental seats migrated by Target Client and Microsoft product.

          (f) The aggregate Royalty Reduction amount will be calculated at the end of each Royalty Period, [**]. The Royalty Reduction offset will be applied to each Royalty payment until fully used. In the event that the Royalty Reduction exceeds the Royalty Payment for a given period, the amount that the Royalty Reduction exceeds the Royalty Payment for that term will be carried over and credited as a Royalty Reduction against future Royalty Payment(s).

8.   ACCOUNTING.
     ----------

     8.1 TAXES. All taxes levied on account of any payments made or owed to a Party pursuant to this Agreement will be the sole responsibility of such Party, including taxes levied on the income of such Party. In the event taxes are required to be withheld on payments made under this

  Confidential Materials omitted and filed separately with the Securities and
               Exchange Commission. Asterisks denote omissions.

          Agreement by any U.S. (state or federal) or foreign government, the Party making such payment may deduct such taxes from the amount owed the other Party and pay them to the appropriate taxing authority. The Party making such payment shall in turn promptly secure and deliver to the other Party an official receipt for any taxes withheld. The Party making such payments will use reasonable efforts to minimize such taxes to the extent permissible under applicable law.

     8.2 AUDIT. During the term of this Agreement and for a period of [**] years thereafter Banyan will keep complete and accurate records of Banyan services related to the Microsoft Enterprise Solutions Platform and related expenditures in sufficient detail to permit Microsoft to confirm the compliance with Banyan of its obligations under this Agreement. Microsoft shall have the right to cause an independent accounting firm to audit such records to confirm Banyan's compliance with its obligations with respect to the expenditure of Microsoft-provided funds, compliance with Banyan marketing commitments and other obligations of Banyan under this Agreement. Such audit rights may be exercised during Normal Business Hours upon reasonable notice. Microsoft shall bear the full cost of such audit unless such audit discloses a variance between actual and required expenditures greater than three (3.0)% percent. In the event of such variance, Banyan shall bear the full cost of such audit. The terms of this Section 8.2 shall survive for [**] years following the end of the Term.

9.   NON-DISCLOSURE AGREEMENT.  The Parties agree that the terms of the
     ------------------------
     Microsoft Reciprocal Non-Disclosure Agreement executed by the parties and dated May 28, 1998, attached hereto as Exhibit G will be deemed incorporated herein, and that all terms and conditions of this Agreement will be deemed Confidential Information as defined in such Non-Disclosure Agreement. Notwithstanding the foregoing, Banyan may file this Agreement (and any associated documents contemplated hereby) with the United States Securities and Exchange Commission if it believes that this Agreement is a material contract under its reporting obligations pursuant to the Securities Exchange Act of 1934, as amended and the regulations thereunder.

10.  REPRESENTATIONS, WARRANTIES AND COVENANTS.
     -----------------------------------------

     10.1 BY BANYAN.

          (a) Banyan represents and warrants that it has full and exclusive right and power to enter into and perform according to the terms of this Agreement.

          (b) Banyan represents and warrants that its performance of activities pursuant to this Agreement will not violate any agreement or obligation between it and any third party.

          (c) Banyan represents, warrants and covenants that it shall comply with all applicable local, state and federal laws, statutes and regulations, including specifically all laws prohibiting harassment of any kind in the workplace and shall comply with Microsoft's rules for its own employees while on Microsoft's premises. Banyan assumes all responsibility for providing to its employees and subcontractors any training that may be required to ensure compliance with such laws and rules.

          (d) Banyan shall have no right to make any other warranties or promises on behalf of Microsoft with respect to any products or property owned or provided to it by Microsoft pursuant to this Agreement which are not contained in written statements or documents accompanying that item, or the written warranty document accompanying the Microsoft products.

     10.2 BY MICROSOFT.

          (a) Microsoft represents and warrants that it has full and exclusive right and power to enter into and perform according to the terms of this Agreement.

          (b) Microsoft represents and warrants that its performance of activities pursuant to this Agreement will not violate any agreement or obligation between it and any third party.

          (c) Microsoft represents, warrants and covenants that it shall comply with all applicable local, state and federal laws, statutes and regulations, including specifically all laws prohibiting harassment of any kind in the workplace and shall comply with Banyan's rules for its own employees while on Banyan's premises. Microsoft assumes all responsibility for providing to its employees and subcontractors any training that may be required to ensure compliance with such laws and rules.

     10.3 DISCLAIMER OF WARRANTY. THE WARRANTIES SET FORTH IN THIS SECTION 10 ARE THE ONLY WARRANTIES MADE BY THE PARTIES AND ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY AND/OR FITNESS FOR A PARTICULAR PURPOSE. THERE IS NO WARRANTY OF TITLE OR NON-INFRINGEMENT WITH RESPECT TO ANY MICROSOFT PRODUCTS.

11.  INDEMNIFICATION.
     ---------------

     11.1 Banyan agrees to defend, indemnify and hold harmless Microsoft and its successors, officers, directors, partners and employees from any and all third-party actions, claims, demands, costs, liabilities, expenses and damages, including reasonable attorney's fees and expenses associated therewith or with successfully establishing the right to indemnification hereunder, to the extent that a third-party claim arises out of or relates to (a) any act or omission of any Banyan employee, partner, subcontractor or agent in the Banyan Microsoft Practice and/or Banyan's Customer Solution Center(s), or (b) for injury to any person, including death, or damage to tangible, whether real or personal, property in connection with the performance of this Agreement by Banyan, its employees, agents and its subcontractors.

     11.2 Microsoft agrees to defend, indemnify and hold harmless Banyan and its successors, officers, directors, partners and employees from any and all third party actions, claims, demands, costs, liabilities, expenses and damages, including reasonable attorney's fees and expenses associated therewith or with successfully establishing the right to indemnification hereunder, to the extent that a third party claim arises out of or relates to injury to any person, including death, or damage to tangible, whether real or personal, property in connection with the performance of this Agreement by Microsoft, its employees, agents and its subcontractors.

     11.3 The indemnifying party shall indemnify the indemnified party with respect to third-party claims as set forth above provided that: (a) the indemnified party promptly notifies the indemnifying party in writing of the claim; (b) the indemnifying party has sole control of the defense and all related settlement negotiations with respect to the claim, provided, however, that the indemnified party has the right, but not the obligation, to participate in the defense of any such claim or action through counsel of its own choosing at its own expense; (c) the indemnified party cooperates fully to the extent necessary, and executes all documents necessary for the defense of such claim, and (d) the indemnified party has the right to approve settlement of any claim, such approval not to be unreasonably withheld or delayed. In the event the indemnified party and the indemnifying party agree to settle a claim, the indemnifying party agrees not to publicize the settlement without first obtaining the indemnified party's written permission, which permission will not be unreasonably withheld or delayed.

     11.4 This Section 11 shall survive any termination or expiration of this Agreement.

  Confidential Materials omitted and filed separately with the Securities and
               Exchange Commission. Asterisks denote omissions.

12.  LIMITATIONS OF LIABILITY.
     ------------------------

     12.1 EXCEPT AS SPECIFICALLY SET FORTH IN SECTION 12.2 BELOW, TO THE
          MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT SHALL EITHER PARTY, NOR THEIR RESPECTIVE SUPPLIERS, BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, SPECIAL, PUNITIVE, INCIDENTAL OR CONSEQUENTIAL DAMAGES WHATSOEVER (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, OR ANY OTHER PECUNIARY LOSS) ARISING OUT OF THIS AGREEMENT, EVEN IF A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

     12.2 This section 12 shall not apply to either party's indemnification obligations under Section 11, any infringement of one of the party's intellectual property rights by the other party, breaches of the Reciprocal Non-Disclosure Agreement and/or Section 9 and any breach of the license terms enumerated in the Enterprise License Agreement.

13.  TERM AND TERMINATION; ROYALTY PAYMENTS ON TERMINATION.
     ------------------------------------------------------

     13.1 The Term of this Agreement shall begin on the Effective Date and shall continue in full force and effect until December 31, 2001, unless terminated pursuant to Sections 13.2, 13.3, 13.4 or 14.4.

     13.2 Either Party may terminate this Agreement immediately for cause upon 30 days' prior written notice in the event the other Party is in material breach of this Agreement and fails to cure the default within the 30 day period following written notice except that no "cure" period shall apply to breaches of Section 9 of this Agreement. In the event of a breach of Section 9, the non breaching Party shall have the right to terminate this Agreement immediately upon notice to the breaching Party.

     13.3 This Agreement may be terminated immediately upon written notice, by either Party in the event the other Party (a) becomes insolvent or (b) admits in writing its inability to pay its debts as they become due or
          (c) makes an assignment for the benefit of creditors or (d) if a petition under any bankruptcy act, receivership statute or the like, as they now exist or as they may be amended, is filed by the other Party or by any third party or an application for a receiver is made by anyone and such application is not resolved favorably to the other Party within sixty (60) days

     13.4 ROYALTY PAYMENTS ON TERMINATION. In the event of a termination of this Agreement, Banyan shall make the following payments in lieu of the Royalty Payments provided for under Section 7:

          (a) In the event of a termination pursuant to Section 14.4, Banyan shall pay royalties to Microsoft, in two (2) quarterly installments (initiated no later than thirty (30) days following the date of termination), in the aggregate equal to the amount expended by Microsoft pursuant to Section 6.1 as of the date of termination, plus interest at an annualized rate of [**] percent [**], less any Royalty Payments already made by Banyan pursuant to Section 7. In the calculation of such Royalty Payments, Banyan shall receive no credit for any Royalty Reduction under
               Section 7.3.

          (b) In the event of termination by Microsoft that occurs prior to December 31, 1999 due to Banyan's material and uncured breach of this Agreement (but not a termination pursuant to Section 14.4), Banyan shall pay royalties to Microsoft, in twelve (12) monthly installments (initiated no later than thirty (30) days following the date of termination), in the aggregate equal to the amount expended by Microsoft pursuant to Section 6.1 as of the date of termination, plus interest at an annualized rate of the prime lending rate as specified by the Wall Street Journal on the date of termination plus two (2) percent (2%).

  Confidential Materials omitted and filed separately with the Securities and
               Exchange Commission. Asterisks denote omissions.

          (c) In the event of termination by Microsoft on or after December 31, 1999 due to Banyan's material and uncured breach of this Agreement (but not a termination pursuant to Section 14.4), Banyan shall pay royalties to Microsoft, in twelve (12) monthly installments (initiated no later than thirty (30) days following the date of termination), in the aggregate equal to the amount expended by Microsoft pursuant to Section 6.1 as of the date of termination, plus interest at an annualized rate of [**] percent [**], less any Royalty Payments already made by Banyan pursuant to Section 7. In the calculation Royalty Payments, "Royalty Payments already made" will include the amount of any Royalty Reduction under Section 7.3; provided, however, that in no event
                                            -----------------
               will the payments to be made to Microsoft under this Section 13.4(c) be less than an amount equal to the amount expended by Microsoft pursuant to Section 6.1 as of the date of termination, plus interest at an annualized rate of the prime lending rate as specified by the Wall Street Journal on the date of termination plus two (2) percent (2%), less any Royalty Payments already made by Banyan pursuant to Section 7.

          (d) In the event of termination by Banyan due to Microsoft's material and uncured breach of this Agreement, Banyan shall pay royalties to Microsoft, in twenty-four (24) monthly installments (initiated no later than thirty (30) days following the date of termination), an amount equal to the amount expended by Microsoft pursuant to Section 6.1 as of the date of termination, plus interest at an annualized rate of the prime lending rate as specified by the Wall Street Journal on the date of termination less any Royalty Payments already made by Banyan pursuant to
               Section 7. In the calculation of such Royalty Payments, Banyan shall receive no credit for any Royalty Reduction under Section 7.3.

          (e) The payments to be made pursuant to this Section 13.4 shall be in addition to, and not in lieu of, any other remedy provided under this Agreement or by law.

     13.5 Sections 8, 9, 10, 11, 12, 13.4, 13.5 and 14 shall survive termination or expiration of this Agreement for any reason.

14.  GENERAL
     -------

     14.1 NOTICES. All notices, authorizations, and requests required or desired to be given or made in connection with this Agreement will be in writing, given by certified or registered mail (return receipt requested), or express air courier (charges prepaid), and addressed as follows (or to such other address as the Party to receive the notice or request so designates by notice to the other):


               To Banyan:                        To Microsoft:

               Banyan, Inc.                      Microsoft Corporation
               120 Flanders Road                 One Microsoft Way
               Westboro, MA 01581                Redmond, WA  98052-6399
               Attn: Richard Spaulding           Attention: Ian Rogoff
               Title: Chief Financial Officer    Title: General Manager,
                                                  Enterprise Partners
               Phone: (508) 898-1629             Phone: (425) 882-8080
               Fax: (508) 898-9509               Fax: (425) 936-7329

               Copy to:  Mark G. Borden, Esq.    Copy to: Law & Corporate
                                                           Affairs
                         Hale and Dorr, L.L.P.   Fax:     (206) 936-7329
                         60 State Street
                         Boston MA  02109
                         Fax:  (617) 526-5000

          If a notice is given by either Party by certified or registered mail, it will be deemed received by the other Party on the third business day following the date on which it is deposited for mailing. If a notice is given by either Party by air express courier, it will be deemed received by the other Party on the next business day following the date on which it is provided to the air express courier.

     14.2 RELATIONSHIP OF PARTIES. Nothing in this Agreement shall be construed as creating an employer-employee relationship, a partnership, agency, franchise or a joint venture between Microsoft and Banyan and neither Party shall have the right, power or authority to obligate or bind the other in any manner whatsoever without its prior written consent. The non-employing Party will not be responsible for any of the below-referenced payments, obligations, taxes or benefits. Each Party shall be responsible with respect to its own employees and/or subcontractors, including, without limitation, for (a) withholding and payment of FICA, FUTA and all other payroll and employment related taxes and amounts relating to services performed by staff under this Agreement; (b) providing all insurance or other employment related benefits to staff; (c) proper payment of wages to staff, including overtime when due, in accordance with the Fair Labor Standards Act, the Contract Work Hours and Safety Standards Act, where applicable, and corresponding state law and regulations; (d) providing any accommodation required under the Americans with Disabilities Act or corresponding state law and regulations; (e) verifying that all staff possess valid work authorization in accordance with the Immigration Reform and Control Act.

     14.3 GOVERNING LAW; ATTORNEYS' FEES. This Agreement shall be governed by the laws of the State of Washington as though entered into between Washington residents and to be performed entirely in the State of Washington. Banyan further consents to exclusive jurisdiction by the state and federal courts sitting in the State of Washington. Process may be served on either Party by regular mail, postage prepaid, certified or registered, return receipt requested. In any action or suit to enforce any right or remedy under this Agreement or to interpret any provision of this Agreement, the prevailing Party shall be entitled to recover its costs, including reasonable attorneys' fees.

     14.4 ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of each Party's respective successors and lawful permitted assigns. Notwithstanding the foregoing, Banyan may not assign this Agreement, or any rights or obligations hereunder, whether by contract or by operation of law, except with the express written consent of Microsoft, which consent shall be granted or withheld in Microsoft's sole discretion. Any attempted assignment in violation of this Section shall be void. For purposes of this Agreement, an "assignment" under this Section shall be deemed to include, without limitation, the following: (a) a merger of Banyan where Banyan is not the surviving entity; (b) any transaction or series of transactions whereby a third party acquires direct or indirect power to control the management and policies of Banyan, whether through the acquisition of voting securities, by contract, or otherwise; or (c) the sale of more than 50% of Banyan's assets (whether in a single transaction or series of related transactions). In such an event, either party shall have the right to immediately terminate this Agreement upon written notice without being considered in breach of this Agreement.

     14.5 CONSTRUCTION. If for any reason a court of competent jurisdiction finds any provision of this Agreement, or portion thereof, to be unenforceable, that provision of the Agreement will be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this Agreement will continue in full force and effect. Failure by either Party to enforce any provision of this Agreement will not be deemed a waiver of future enforcement of that or any other provision. This Agreement has been negotiated by the Parties and their respective counsel and will be interpreted fairly in accordance with its terms and without any strict construction in favor of or against either Party.

     14.6 Conflict. In the event of any conflict between the terms of this Agreement and the Reciprocal Non-Disclosure Agreement, the Microsoft Premier Support Services Agreement, and the Microsoft Consulting Services Master Services Agreement, the terms of the agreement in question shall govern, but only with respect to the services, rights, and obligations set forth therein.

     14.7 ENTIRE AGREEMENT. This Agreement does not constitute an offer by either Party and it shall not be effective until signed by both Parties. This Agreement and the documents referenced herein constitute the entire agreement between the Parties with respect to the subject matter hereof and merges all prior and contemporaneous oral and written communications. It shall not be modified except by a written agreement dated subsequent to the date of this Agreement and signed on behalf of Microsoft and Banyan by their respective duly authorized representatives. Except as otherwise provided herein, the Reciprocal Non-Disclosure Agreement, the Microsoft Premier Support Services Agreement and the Microsoft Consulting Services Master Service Agreement are governed by their own terms.

     IN WITNESS WHEREOF, the Parties have entered into this Agreement as of the Effective Date written above.

MICROSOFT CORPORATION                        BANYAN SYSTEMS INCORPORATED


By (sign): /s/ Ian Rogoff                    By (sign): /s/ William P. Ferry
           -------------------------                   -------------------------

Name (print): Ian Rogoff                     Name (print) William P. Ferry
              ----------------------                     -----------------------

Title: General Manager, Enterprise           Title: Chairman/CEO
         Partnerships                              -----------------------------

Date:  January 8, 1998                       Date: 1/8/99
                                                  ------------------------------




                                   EXHIBITS
                                   --------


     Exhibit A .......................................... Projected Revenue Base

     Exhibit B ....................................... Microsoft Logo Guidelines

     Exhibit C ............Microsoft Software License Grant--Development Centers

     Exhibit D ...................Microsoft Software License Grant--Internal Use

     Exhibit E ........................... Target Customer Seat Migration Report

     Exhibit F .................................. Microsoft Trademark Guidelines

     Exhibit G ................... Microsoft Reciprocal Non-Disclosure Agreement

  Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asteriks denote omissions.


                                   EXHIBIT A

                            Projected Revenue Base
                            ----------------------


                                     Banyan
                 -----------------------------------------------
                       Date          Revenue                 %
                 -----------------------------------------------
                 -----------------------------------------------
                    12-31-98
                 -----------------------------------------------
                    6-30-99                   [**]          [**]
                 -----------------------------------------------
                   12-31-99                   [**]          [**]
                 -----------------------------------------------
                    6-30-00                   [**]          [**]
                 -----------------------------------------------
                   12-31-00                   [**]          [**]
                 -----------------------------------------------
                    6-30-01                   [**]          [**]
                 -----------------------------------------------
                   12-31-01                   [**]          [**]
                 -----------------------------------------------
                    6-30-02                   [**]          [**]
                 -----------------------------------------------
                   12-31-02                   [**]          [**]
                 -----------------------------------------------
                    6-30-03                   [**]          [**]
                 -----------------------------------------------
                   12-31-03                   [**]          [**]
                 -----------------------------------------------
                    6-30-04                   [**]          [**]
                 -----------------------------------------------
                   12-31-04                   [**]          [**]
                 -----------------------------------------------
                 -----------------------------------------------
                   Total                      [**]          [**]
                 -----------------------------------------------

                                   EXHIBIT B

          USING THE MICROSOFT(R) LINK LOGO ON NON-MICROSOFT WEBSITES
          ----------------------------------------------------------


                       [LOGO OF MICROSOFT APPEARS HERE]

1. Except as Microsoft may authorize elsewhere, non-Microsoft websites may use only the logo provided by Microsoft ("Logo"). By displaying the Logo, you agree to be bound by these Policies.

2. You may only use the Logo on your website, and not in any other manner. It must always be an active link to Microsoft's Homepage at http://www.microsoft.com/.

3. The Logo .gif includes the words "To www.microsoft.com", describing the significance of the Logo on your site (i.e., the Logo is a link to Microsoft, not an endorsement of your site). You may not remove or alter this or any other element of the Logo.

4. The Logo may be used only on web pages that make accurate references to Microsoft or its products or services, and must be displayed adjacent to the reference or at the bottom of the same page. Your web page title and other trademarks and logos must appear at least as prominent as the Logo. You may not display the Logo in any manner that implies sponsorship, endorsement, or license by Microsoft.

5. The Logo must appear by itself, with a minimum spacing (the height of the Logo) between each side of the Logo and other graphic or textual elements on your page. The Logo may not be used as a feature or design element of any other logo.

6. You may not alter the Logo in any manner, including size, proportions, colors, elements, etc., or animate, morph or otherwise distort its perspective or two-dimensional appearance.

7. You may not use the Logo on any site that disparages Microsoft or its products or services, infringes any Microsoft intellectual property or other rights, or violates any state, federal or international law.

8. These Policies do not grant a license or any other right in Microsoft's logos or trademarks. Microsoft reserves the right in its sole discretion to terminate or modify permission to use the Logo at any time. Microsoft reserves the right to take action against any use that does not conform to these Policies, infringes any Microsoft intellectual property or other right, or violates other applicable law.

9. MICROSOFT DISCLAIMS ANY WARRANTIES THAT MAY BE EXPRESS OR IMPLIED BY LAW REGARDING THE LOGO, INCLUDING WARRANTIES AGAINST INFRINGEMENT.

  Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asteriks denote omissions.

                                   EXHIBIT C

          MICROSOFT SOFTWARE LICENSE GRANT--CUSTOMER SOLUTION CENTER
          ----------------------------------------------------------

       MICROSOFT PRODUCT NAME            QUANTITY     INITIAL LICENSE ESTIMATED RETAIL    INITIAL LICENSE ESTIMATED
                                                                   PRICE                            VALUE
--------------------------------------------------------------------------------------------------------------------
BackOffice Server                                 5                 [**]                                        [**]
--------------------------------------------------------------------------------------------------------------------
BackOffice Client Access Licenses                 2                 [**]                                        [**]
 (20 Clients Pak)
--------------------------------------------------------------------------------------------------------------------
Windows 2000 Pro                                 10                 [**]                                        [**]
--------------------------------------------------------------------------------------------------------------------
Windows 9x                                       10                 [**]                                        [**]
--------------------------------------------------------------------------------------------------------------------
Microsoft Site Server Enterprise                  2                 [**]                                        [**]
--------------------------------------------------------------------------------------------------------------------
Total                                                                                                           [**]
--------------------------------------------------------------------------------------------------------------------

The above Microsoft products will be provided to a total of one (1) Banyan site worldwide including: Westboro, Massachusetts.

  Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asteriks denote omissions.

                                   EXHIBIT D

                MICROSOFT SOFTWARE LICENSE GRANT--INTERNAL USE
                -----------------------------------------------
    INITIAL GRANT OF LICENSES REQUIRED DURING YEAR ENDING DECEMBER 31, 1999
    -----------------------------------------------------------------------

                       MICROSOFT PRODUCT NAME                              LICENSES GRANTED
     --------------------------------------------------------------------------------------------
     Microsoft BackOffice Server                                                             [**]
     --------------------------------------------------------------------------------------------
     Microsoft BackOffice Client Access Licenses                                             [**]
     --------------------------------------------------------------------------------------------
     Microsoft Site Server Enterprise Edition                                                [**]
     --------------------------------------------------------------------------------------------
     Microsoft Exchange Server Enterprise Edition                                            [**]
     --------------------------------------------------------------------------------------------
     Microsoft Windows NT Professional                                                       [**]
     --------------------------------------------------------------------------------------------
     Microsoft Windows 98                                                                    [**]
     --------------------------------------------------------------------------------------------
     Microsoft Office 2000 Professional                                                      [**]
     --------------------------------------------------------------------------------------------
     Microsoft Project                                                                       [**]
     --------------------------------------------------------------------------------------------

                                   EXHIBIT E

                      TARGET CLIENT SEAT MIGRATION REPORT
                      ------------------------------------


Please complete the following template below with requested information, and return to (TBD Microsoft Banyan Business Development Executive) via email or by fax at (425) 936-7329.

CONTACT:  _____________________
TITLE:    _____________________
PHONE:    _____________________
FAX:      _____________________
EMAIL:    ____________________________
ADDRESS:  ____________________________
                 ____________________________

THIS SALES REPORT IS FOR THE CALENDAR QUARTER:              ____________________
THIS SALES REPORT IS FOR THE FOLLOWING PRODUCT LINE(S):     ALL

Sales Results. Please estimate the quantities of the following Microsoft licensed products installed during this quarter. Include licenses delivered by any authorized Microsoft reseller, to the best of your knowledge, during the period of or as a direct result of a Banyan consulting engagement.

Microsoft Licensed Products                               No. Installed   NO. CONTRACTED       Client       BANYAN PRODUCT
                                                                                                            MIGRATION (Y/N)
---------------------------------------------------------------------------------------------------------------------------
Microsoft Windows NT Server
---------------------------------------------------------------------------------------------------------------------------
Microsoft Windows NT Client Access Licenses
---------------------------------------------------------------------------------------------------------------------------
Microsoft Windows NT Professional
---------------------------------------------------------------------------------------------------------------------------
Microsoft SQL Server
---------------------------------------------------------------------------------------------------------------------------
Microsoft SQL Server Client Access Licenses
---------------------------------------------------------------------------------------------------------------------------
Microsoft SQL Server Runtime
---------------------------------------------------------------------------------------------------------------------------
Microsoft SQL Server Runtime Client Access Licenses
---------------------------------------------------------------------------------------------------------------------------
Microsoft Exchange Server
---------------------------------------------------------------------------------------------------------------------------
Microsoft Exchange Client Access Licenses
---------------------------------------------------------------------------------------------------------------------------
Microsoft Site Server
---------------------------------------------------------------------------------------------------------------------------
Microsoft BackOffice Server
---------------------------------------------------------------------------------------------------------------------------
Microsoft BackOffice Client Access Licenses
---------------------------------------------------------------------------------------------------------------------------


Signature of Sponsoring Executive. Please have this document signed by Robert Burke, Senior VP Worldwide Sales and Service.


Print Name:  ____________________________  Title:  ____________________________

Signature:  _____________________________  Date:   ____________________________

                                   EXHIBIT F

                         MICROSOFT TRADEMARK GUIDELINES
                         ------------------------------

The Mark:

                       [LOGO OF MICROSOFT APPEARS HERE]

Specifications:

1. Banyan may only use the Mark in connection with services when promoting, distributing, or selling Microsoft products. Banyan may use the Mark solely in white papers, advertising, collateral, and other marketing materials for the Enterprise Services, and may not use the Mark on any of Banyan's products or other services.

2. Banyan's company name or logo must appear on any materials where the Mark is used and must be at least as prominent as the Mark.

3. Banyan may use the Mark only as provided by Microsoft electronically and in hard copy form. Banyan may not alter the Mark in any manner.

4. The Mark may not be used in any manner that expresses or might imply Microsoft's affiliation, sponsorship, endorsement, certification, or approval, other than as contemplated by the Agreement.

5. Banyan may not combine the Mark with any other object, including, but not limited to, other logos, words, graphics, photos, slogans, numbers, design features, or symbols. The Mark must appear by itself, with a minimum spacing (the height of the Mark) between each side of the Mark and other graphic or textual elements.

6.   Minimum size for the Mark is 3/4" or 2 cm in width.

7. Banyan may not use the Mark, in whole or in part, as part of its company name, domain name, product or service name, logo, trade dress, design, slogan, or other trademarks.

8.   The Mark may not be used as a design feature on any materials

9.   The Mark may not be imitated in any manner in any materials.

10.  The Mark shall include the appropriate (R) symbol as shown in this Exhibit.

11. The Mark shall be attributed to Microsoft Corporation in all materials where it is used, with the attribution clause: ""Microsoft is a registered trademark of Microsoft Corporation in the United States and other countries and is used by Banyan under "license."

                                   EXHIBIT G

            (COPY OF MICROSOFT RECIPROCAL NON-DISCLOSURE AGREEMENT)

                                       28